Exhibit 10.7

FORM OF Fund Servicing Agreement

This Fund Servicing Agreement (this “Agreement”) is made and entered into effective as of the last day written on the signature page by and between Remora Capital Corporation, a Maryland corporation (the “Company”), Remora Capital Management, LLC, a Delaware limited liability company (the “Administrator”), and U.S. Bancorp Fund Services, LLC (d/b/a U.S. Bank Global Fund Services), a Wisconsin limited liability company (“USBGFS”).

WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end, non-diversified management investment company that intends to elect to be regulated as a business development company; and

WHEREAS, USBGFS is, among other things, in the business of providing sub-administration, accounting, and transfer agency functions for the benefit of its customers; and

WHEREAS, the Company desires to retain USBGFS to provide certain services, as expressly delineated and limited herein.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Appointment of USBGFS as Service Provider.

a.	The Company hereby appoints USBGFS as a service provider to the Company on the terms and conditions set forth in this Agreement, and, together with the Administrator, hereby appoints USBGFS as sub-administrator to the Company, and USBGFS hereby accepts such appointments and agrees to perform the services and duties set forth on Exhibit A (the “Services”) in accordance with the terms and conditions of this Agreement. The services and duties of USBGFS shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against USBGFS hereunder. In the event of an overlap of the Services under this Agreement and the services and duties of the Administrator under the administration agreement between the Company and the Administrator, USBGFS and the Company hereby agree that such overlap of services shall be the Administrator’s primary responsibility unless otherwise agreed to in writing.

b.	USBGFS shall not be bound by any Company policies or procedures, or changes thereto, that purport to impose any additional duties, obligations, or care on USBGFS other than as expressly set forth herein or as required by applicable law, or that purport to affect in any way the Services or the manner in which they are provided.

c.	The Services set forth herein may not be modified or enlarged by implication or course of dealing between the Parties.

d.	USBGFS may use its affiliates to provide any of the Services. Any such affiliate shall be held to the same standard of care as USBGFS would be under this Agreement, and USBGFS shall be responsible for the provision of such Services to the same extent as if provided by USBGFS. The Company consents to the use of such affiliates and to USBGFS providing to such affiliates any information regarding the Company or its shareholders as may be required to provide such Services.

e.	USBGFS reserves the right to make changes from time to time, as it deems advisable, relating to its systems, programs, rules, operating schedules and equipment.

f.	The Company or its agent shall furnish to USBGFS the data necessary to perform the Services described herein at such times and in such form as mutually agreed upon.

g.	The Company may from time to time request that USBGFS modify its internal operating procedures with respect to the provision of the Services, which request shall be provided in writing by a duly authorized officer of the Company or by any other person authorized by the Company to provide such request. USBGFS is under no obligation to agree to such modifications. If USBGFS agrees to comply with such request, then it shall be entitled to follow such modified operating procedure without further inquiry or diligence, and its actions or inactions in connection with following such modified operated procedures shall be deemed to be within its standard of care under Section 10 for all purposes.

2.	Compensation.

USBGFS shall be compensated for providing the Services in accordance with the fee schedule set forth on Exhibit B hereto (as amended from time to time). USBGFS shall also be reimbursed for such miscellaneous expenses set forth in Exhibit B hereto as are reasonably incurred by USBGFS in performing its duties hereunder. The Company shall pay all such fees and reimbursable expenses within thirty (30) calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Company shall notify USBGFS in writing within thirty (30) calendar days following receipt of each invoice if the Company is disputing any amounts in good faith. The Company shall pay such disputed amounts within ten (10) calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Company is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of one and one-half percent (1½%) per month after the due date. Notwithstanding anything to the contrary, amounts owed by the Company to USBGFS shall only be paid out of the assets and property of the Company.

3.	License of Data; Warranty; Termination of Rights.

a.	USBGFS has entered into agreements with various data service providers (each, a “Data Provider”), including, without limitation, MSCI index data services (“MSCI”), Standard & Poor Financial Services LLC (“S&P”), Morningstar, Broadridge, FTSE, ICE, and Confluence Technologies, to provide data services that may include, without limitation, index returns and pricing information (collectively, the “Data”) to facilitate the services provided by USBGFS to the Company. These Data Providers have required USBGFS to include certain provisions regarding the use of the Data in this Agreement attached hereto as Exhibit C. The Data is being licensed, not sold, to the Company. The Company has a limited license to use the Data only for purposes necessary for valuing the Company’s assets and making any required reporting relating thereto (the “License”). The Company does not have any license or right to use the Data for purposes outside the scope of this Agreement including, but not limited to, resale to other users or for use in creating any type of historical database. The Company acknowledges and agrees that certain Data Providers may also require the Company to enter into an agreement directly with the Data Provider for the use of that Data Provider’s Data. The provisions in Exhibit C shall not have any effect upon the standard of care and liability USBGFS has set forth in Section 10 of this Agreement. The Company acknowledges the proprietary rights that USBGFS and its Data Providers have in the Data.

b.	THE COMPANY HEREBY ACCEPTS THE DATA AS IS, WHERE IS, WITH NO WARRANTIES, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR ANY OTHER MATTER. USBGFS IS NOT RESPONSIBLE FOR ANY OF THE DATA ACCESSED BY THE COMPANY OR ANY OF ITS SERVICE PROVIDERS OR AGENTS AND USBGFS ASSUMES NO DUTY TO VERIFY SUCH DATA.

c.	USBGFS may stop supplying some or all Data to the Company if USBGFS’ Data Providers terminate any agreement to provide Data to USBGFS. Also, USBGFS may stop supplying some or all Data to the Company if USBGFS reasonably believes that the Company is using the Data in violation of the License, or breaching its duties of confidentiality provided for hereunder, or if any of USBGFS’ Data Providers demand that the Data be withheld from the Company. USBGFS will provide notice to the Company of any termination of provision of Data as soon as reasonably possible.

d.	The Company agrees to indemnify and hold harmless USBGFS, its Data Providers, and any other third party involved in or related to the making or compiling of the Data, their affiliates and subsidiaries and their respective directors, officers, employees and agents from and against any claims, losses, damages, liabilities, costs and expenses, including reasonable attorneys’ fees and costs, as incurred, arising in and any manner out of the Company’s or any third party’s use of, or inability to use, the Data or any breach by the Company of any provision contained in this Agreement regarding the Data. The immediately preceding sentence shall not have any effect upon the standard of care and liability of USBGFS as set forth in Section 10 of this Agreement.

4.	Lost Shareholder Due Diligence Searches and Servicing.

The Company hereby acknowledges that USBGFS has an arrangement with an outside vendor to conduct lost shareholder searches required by Rule 17Ad-17 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Costs associated with such searches will be passed through to the Company as a miscellaneous expense in accordance with the fee schedule set forth in Exhibit B hereto. If a shareholder remains lost and the shareholder’s account unresolved after completion of the mandatory Rule 17Ad-17 search, the Company hereby authorizes USBGFS to conduct a more in-depth search in order to seek to locate the lost shareholder before the shareholder’s assets escheat to the applicable state, to enter into agreements with vendors to conduct such additional searches, and to charge the costs of such additional searches to the account of the lost shareholder. There can be no guarantee that any in-depth search will be successful.

5.	Anti-Money Laundering and Red Flag Identity Theft Prevention Programs.

a.	The Company acknowledges that it had an opportunity to review, consider and approve the written procedures provided by USBGFS describing various processes used by USBGFS which are designed to promote the detection and reporting of potential money laundering activity and identity theft by monitoring certain aspects of shareholder activity as well as written procedures for verifying a customer’s identity (collectively, the “Procedures”). Further, the Company has determined that the Procedures, as part of the Company’s overall anti-money laundering program and identity theft prevention program responsibilities, are reasonably designed to help: (i) prevent the Company from being used for money laundering or the financing of terrorist activities; (ii) prevent identity theft; and (iii) achieve compliance with the applicable provisions of the Bank Secrecy Act, the USA PATRIOT Act of 2001, the Fair and Accurate Credit Transactions Act of 2003, and the implementing regulations thereunder (together, the “AML Rules”).

b.	The Company hereby instructs and directs USBGFS to implement the Procedures, as applicable, on the Company’s behalf, as such may be amended from time to time. It is contemplated that these Procedures will be amended from time to time by USBGFS and any such amended Procedures will be provided to the Company. Should the Company desire that USBGFS perform services not provided for in the Procedures, such additional services and the associated cost must be specifically detailed in writing in the attached fee schedule in Exhibit B.

c.	The Company acknowledges and agrees that although it is directing USBGFS to implement the Procedures on its behalf, USBGFS is implementing the Procedures as a service provider to the Company and the Company is and remains ultimately responsible for complying with all applicable laws, rules, and regulations with respect to anti-money laundering, customer identification, identity theft prevention, economic sanctions, and terrorist financing, whether under the AML Rules or otherwise, such as the establishment and adoption by the Company’s board of directors (the “Board”) of the Company’s own formal anti-money laundering program and the designation of its own anti-money laundering officer, as applicable.

d.	The Company further acknowledges and agrees that certain portions of the Procedures are applicable to certain products, entities, structures, or geographies and, accordingly, certain portions of the Procedures may not be implemented with respect to the Company. The Company has had the opportunity to discuss the Procedures with USBGFS, and the Company understands and agrees which portions of the Procedures may not be implemented on behalf of the Company. Without limitation of the foregoing, USBGFS shall not be responsible for providing anti-money laundering or customer identification services with respect to certain intermediary or dealer-controlled customer accounts (i.e., level 0 sub-accounts through the Fund/SERV system operated by the National Securities Clearing Corporation) and other fund client relationships where there is a sub-transfer agency or similar arrangement between the Company and the intermediary.

e.	The Company hereby directs, and USBGFS acknowledges, that USBGFS shall (i) permit federal regulators access to such information and records maintained by USBGFS and relating to USBGFS’ implementation of the Procedures, on behalf of the Company, as they may request, and (ii) permit such federal regulators to inspect USBGFS’ implementation of the Procedures on behalf of the Company.

6.	Pricing of Portfolio Positions.

a.	For each valuation date, USBGFS shall obtain prices from a pricing source as instructed to USBGFS by an individual authorized by the Board or its appointed valuation designee, if applicable, and apply those prices to the portfolio positions. For those securities where market quotations are not readily available, the Board or its valuation designee, as applicable, or another person authorized by the Board or the valuation designee, as applicable, will be responsible for supplying USBGFS with valuations. The Board or valuation designee, if appointed, is responsible for the accuracy of the lists supplied to USBGFS of pricing sources and the list of individuals authorized to designate pricing sources on behalf of the Board or valuation designee, as applicable.

b.	If one or more of the pricing sources for the portfolio positions of the Company is unavailable when needed, USBGFS may use an alternative pricing source identified by USBGFS on a temporary basis. In such event the alternative price is subject to the review and approval of the Board or the valuation designee, as applicable, the Board or valuation designee, as applicable, shall promptly notify USBGFS of any desired changes to such alternative price. USBGFS shall not have any liability for the use of such alternative price so long as it has met its standard of care under Section 10 with respect to the selection of such alternative pricing source.

c.	If the Board or its valuation designee, as applicable, desires to provide a price for a portfolio position that varies from the price provided by the pricing source, the Board or valuation designee, as applicable, shall promptly notify and supply USBGFS with the price of any such security on each valuation date. All pricing changes made by the Board or valuation designee, as applicable, will be in writing and must specifically identify the securities to be changed by CUSIP, name of security, new price or rate to be applied, and, if applicable, the time period for which the new price(s) is/are effective. In such case, USBGFS shall apply the price provided by the Board or valuation designee, as applicable, without further investigation or verification.

d.	In the event that the Board or valuation designee, as applicable, at any time receives Data containing price evaluations, rather than market quotations, for certain securities or certain other data related to such securities, the following provisions will apply:

i.	evaluated securities are typically complicated financial instruments. There are many methodologies (including computer-based analytical modeling and individual security evaluations) available to generate approximations of the market value of such securities, and there is significant professional disagreement about which method is best. No evaluation method may consistently generate approximations that correspond to actual traded prices of the securities;

ii.	methodologies used to provide the pricing portion of certain Data may rely on evaluations; however, the Company acknowledges that there may be errors or defects in the software, databases, or methodologies generating the evaluations that may cause resultant evaluations to be inappropriate for use in certain applications; and

iii.	the Company assumes all responsibility for edit checking, external verification of evaluations, and ultimately the appropriateness of using Data containing evaluations, regardless of any efforts made by USBGFS and its suppliers in this respect.

e.	Neither USBGFS, nor any of its employees, agents or suppliers is acting as the valuation designee within the meaning of Rule 2a-5 under the 1940 Act in respect of the Company, and USBGFS shall not have any obligation for making fair value determinations or to investigate or verify the accuracy or appropriateness of any prices, evaluations, market quotations, or other data or pricing related inputs received from the Company, any of its affiliates, or any pricing service approved by the Board, or fair values obtained from the Board or its valuation designee. USBGFS may perform certain tests on pricing data received each day, on a limited basis, which may include day over day tolerance breaks, net asset value (“NAV”) impact price analysis, and stale price testing, based on the availability of data from data vendors. However, such tests are limited, are not intended or designed to determine whether any price is fair or appropriate, and do not replace the valuation designee’s responsibility for the appropriateness of prices used in calculating the NAV of the Company. Valuations received from a pricing source employed by the Board or valuation designee, as applicable, or from calculation models that are based on inputs or data delivered to these sources from individuals associated with the Board or valuation designee, as applicable, are not subject to these tests and will be utilized as instructed by the Board or valuation designee, as applicable. The Company acknowledges that the same or similar positions held by the Company may be valued differently by other customers of USBGFS and that USBGFS is not under any obligation to compare such prices or notify the Company of any such discrepancies. Notwithstanding anything else in this Agreement to the contrary, USBGFS and its affiliates shall not be responsible or liable for any mistakes, errors, or mispricing, or any losses related thereto, resulting from any inaccurate, inappropriate, or fraudulent prices, evaluations, market quotations, or other data or pricing related inputs received from the Company, any of its affiliates, or any third-party source.

7.	Changes in Accounting Procedures.

USBGFS shall perform its Services in accordance with the accounting practices and procedures of the Company, provided that any changes to such accounting practices and procedures shall only be effective upon the Services following a resolution passed by the Board and receipt of written notice to and acceptance by USBGFS, which shall not be unreasonably withheld, and which may not be withheld when such change is required by applicable laws. USBGFS agrees to implement such changes in a timely fashion.

8.	Representations & Warranties.

a.	The Company hereby represents and warrants to USBGFS, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

i.	it is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

ii.	this Agreement has been duly authorized, executed and delivered by the Company in accordance with all requisite action and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

iii.	to the best of its knowledge, it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

iv.	a registration statement under the Exchange Act has been filed with the SEC prior to the effective date of this Agreement and will remain effective during the term of this Agreement.;

v.	appropriate state securities law filings will be made prior to the effective date of this Agreement and will continue to be made during the term of this Agreement as necessary to enable the Company to make a continuous private offering of its shares; and

vi.	all records of the Company provided to USBGFS by the Company, to the best of its knowledge, are accurate and complete and USBGFS is entitled to rely on all such records in the form provided.

b.	USBGFS hereby represents and warrants to the Company, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

i.	it is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

ii.	this Agreement has been duly authorized, executed and delivered by USBGFS in accordance with all requisite action and constitutes a valid and legally binding obligation of USBGFS, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

iii.	it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement; and

iv.	it is a federally registered transfer agent.

9.	Notification of Error.

The Company will notify USBGFS of any discrepancy between USBGFS and the Company, including, but not limited to, failing to account for a security position in the Company’s portfolio, upon the later to occur of: (i) three (3) business days after discovery of any error or omission not covered in the balancing or control procedure; or (ii) three (3) business days after receiving notice from any shareholder regarding any such discrepancy. Notwithstanding any other provision in this Agreement, USBGFS shall have no liability with respect to any such discrepancy that the Company does not notify USBGFS of within such time period.

10.	Standard of Care; Indemnification; Limitation of Liability.

a.	USBGFS shall exercise reasonable care in the performance of its duties under this Agreement. Neither USBGFS nor any of its affiliates or suppliers shall be liable for any error of judgment; mistake of law; fraud or misconduct by the Company, its investment adviser or any other service provider to the Company, or any employee of the foregoing; or for any loss suffered by the Company, or any third party in connection with USBGFS’ duties under this Agreement, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond USBGFS’ reasonable control, except a loss arising out of or relating to USBGFS’ material breach of this agreement or from its bad faith, gross negligence, or willful misconduct in the performance of its duties under this Agreement.

b.	Notwithstanding any other provision of this Agreement, if USBGFS has exercised reasonable care in the performance of its duties under this Agreement, the Company shall indemnify and hold harmless USBGFS, its affiliates, and its and their officers, directors, managers, employees, and suppliers (the “USBGFS Indemnified Parties”) from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) (collectively, “Losses”) that any such USBGFS Indemnified Party may sustain or incur or that may be asserted against a USBGFS Indemnified Party by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to a USBGFS Indemnified Party by any duly authorized officer of the Company, as approved by the Board, or by any other person authorized by the Company to provide such instruction, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to USBGFS’ material breach of this Agreement or from its bad faith, gross negligence or willful misconduct in the performance of its duties under this Agreement. This indemnity shall be a continuing obligation of the Company, its successors and assigns, notwithstanding the termination of this Agreement. If requested by a USBGFS Indemnified Party, the Company shall pay (within thirty days of such request) any and all costs and expenses of such USBGFS Indemnified Party actually incurred in connection with any Losses or investigating or defending any matter to which such USBGFS Indemnified Party may be entitled to indemnification including, without limitation, reasonable attorneys’ and experts’ fees. The USBGFS Indemnified Party shall, in connection with any such advancement, agree to an undertaking to repay such advancement if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final non-appealable judgement that the USBGFS Indemnified Party is not entitled to be indemnified by the Company.

c.	USBGFS shall indemnify and hold the Company and its directors, officers, and employees (collectively, the “Company Indemnified Parties”) harmless from and against any and all Losses that the Company may sustain or incur or that may be asserted against the Company by any person arising out of any action taken or omitted to be taken by USBGFS as a result of USBGFS’ material breach of this Agreement, or from USBGFS’ bad faith, gross negligence, or willful misconduct in the performance of its duties under this Agreement. This indemnity shall be a continuing obligation of USBGFS, its successors and assigns, notwithstanding the termination of this Agreement.

d.	In no case shall either party be liable to the other for (i) any special, indirect or consequential damages, loss of profits or goodwill (even if advised of the possibility of such); (ii) any delay by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots, or failure beyond its control of transportation or power supply, or (iii) any claim that arose more than one year prior to the institution of suit therefore.

e.	In the event of a mechanical breakdown or failure of communication or power supplies beyond its reasonable control, USBGFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues. USBGFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of USBGFS. USBGFS agrees that it shall, at all times, have reasonable business continuity and disaster contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Company shall be entitled to inspect USBGFS’ premises and operating capabilities at any time during regular business hours of USBGFS, upon reasonable notice to USBGFS. Moreover, USBGFS shall provide the Company, at such times as the Company may reasonably require, copies of reports rendered by independent accountants on the internal controls and procedures of USBGFS relating to the services provided by USBGFS under this Agreement.

f.	Notwithstanding anything herein to the contrary, USBGFS reserves the right to reprocess and correct administrative errors at its own expense.

g.	In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. Unless it reserves any rights to deny indemnification, the indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim and shall be totally responsible for any liability of the indemnitee, and the indemnitee shall in such situation incur no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor’s prior written consent.

h.	The indemnity and defense provisions set forth in this Section 10 shall indefinitely survive the termination and/or assignment of this Agreement.

i.	If USBGFS is acting in another capacity for the Company pursuant to a separate agreement, nothing herein shall be deemed to relieve USBGFS of any of its obligations in such other capacity.

j.	In conjunction with the tax services provided to the Company by USBGFS hereunder, USBGFS shall not be deemed to act as an income tax return preparer for any purpose, including as such term is defined under Section 7701(a)(36) of the Internal Revenue Code of 1986, as amended (the “IRC”), or any successor thereof. Any information provided by USBGFS to the Company for income tax reporting purposes with respect to any item of income, gain, loss, or credit will be performed solely in USBGFS’ administrative capacity. USBGFS shall not be required to determine, and shall not take any position with respect to, whether the reasonable belief standard described in Section 6694 of the IRC has been satisfied with respect to any income tax item. The Company, and any appointees thereof, shall have the right to inspect the transaction summaries produced and aggregated by USBGFS, and any supporting documents thereto, in connection with the tax reporting services provided to the Company by USBGFS. USBGFS shall not be liable for the provision or omission of any tax advice with respect to any information provided by USBGFS to the Company. The tax information provided by USBGFS shall be pertinent to the data and information made available to USBGFS, and is neither derived from nor construed as tax advice.

11.	Proprietary and Confidential Information.

a.	USBGFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior, present, or potential shareholders of the Company (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where USBGFS may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities or pursuant to legal process, (iii) to defend a claim brought against USBGFS arising out of or related to any Services provided hereunder, or (iv) when so requested by the Company. Records and other information which have become known to the public through no wrongful act of USBGFS or any of its employees, agents or representatives, and information that was already in the possession of USBGFS prior to receipt thereof from the Company or its agents, shall not be subject to this paragraph.

b.	USBGFS shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Company and its shareholders. USBGFS has implemented and will maintain an effective information security program reasonably designed to protect information relating to the shareholders of the Company (such information, “Personal Information”), which program includes sufficient administrative, technical and physical safeguards and written policies and procedures reasonably designed to (a) ensure the security and confidentiality of such Personal Information; (b) protect against any anticipated threats or hazards to the security or integrity of such Personal Information, including identity theft; and (c) protect against unauthorized access to or use of such Personal Information that could result in substantial harm or inconvenience to the Company or any Shareholder (the “Information Security Program”). The Information Security Program complies and shall comply with reasonable information security practices within the industry (including the encryption of data where necessary or appropriate). Upon written request from the Company, USBGFS shall provide a written description of its Information Security Program. USBGFS shall provide related reports and information responding to reasonable due diligence requests regarding its compliance with its Information Security Program and shall notify the Company, expeditiously and without unreasonable delay, in writing of any breach of security, misuse or misappropriation of, or unauthorized access to, (in each case, whether actual or alleged) any information of the Company (any or all of the foregoing referred to individually and collectively for purposes of this provision as a “Security Breach”). USBGFS shall promptly investigate, remedy and bear the cost of the measures (including notification to any affected parties), if any, to address any Security Breach. USBGFS shall bear the cost of the Security Breach only if USBGFS is determined to be directly responsible for such Security Breach. In addition to, and without limiting the foregoing, USBGFS shall promptly cooperate with the Company or any of its affiliates’ regulators at USBGFS’ expense to prevent, investigate, cease or mitigate any Security Breach, including but not limited to investigating, bringing claims or actions and giving information and testimony. Notwithstanding any other provision in this Agreement, the obligations set forth in this paragraph shall survive termination of this Agreement.

c.	The Company agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of USBGFS, all non-public information relative to USBGFS (including, without limitation, information regarding USBGFS’ pricing, products, services, customers, suppliers, financial statements, processes, know-how, trade secrets, market opportunities, past, present or future research, development or business plans, affairs, operations, systems, computer software in source code and object code form, documentation, techniques, procedures, designs, drawings, specifications, schematics, processes and/or intellectual property), and not to use such information for any purpose other than in connection with the services provided under this Agreement, except (i) after prior notification to and approval in writing by USBGFS, which approval shall not be unreasonably withheld and may not be withheld where the Company may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, or (iii) when so requested by the USBGFS. Information which has become known to the public through no wrongful act of the Company or any of its employees, agents or representatives, and information that was already in the possession of the Company prior to receipt thereof from USBGFS, shall not be subject to this paragraph.

d.	The Company shall not make or change any written representations regarding the services provided by or the responsibilities of USBGFS or its affiliates under this Agreement, whether in the Company’s registration statement, offering documents, marketing or promotional materials, policies, or otherwise, that explicitly or implicitly ascribe to USBGFS or its affiliates any duties or responsibilities under this Agreement that are not specifically stated herein.

e.	Notwithstanding anything herein to the contrary, (i) the Company shall be permitted to disclose the identity of USBGFS as a service provider, redacted copies of this Agreement, and such other information as may be required in the Company’s registration or offering documents, or as may otherwise be required by applicable law, rule, or regulation, and (ii) USBGFS shall be permitted to include the name of the Company in lists of representative clients in due diligence questionnaires, RFP responses, presentations, and other marketing and promotional purposes.

f.	USBGFS will provide the Company with certain copies of third-party audit reports (e.g., SSAE 16 or SOC 1) to the extent such reports are available and related to services performed or made available by USBGFS under this Agreement.

12.	Records.

USBGFS shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. USBGFS agrees that records relating to the services to be performed by USBGFS hereunder are the property of the Company and will be preserved, maintained, and made available in accordance with such applicable sections and rules of the 1940 Act and will be promptly surrendered to the Company or its designee on and in accordance with its request, provided, however, that the Company shall bear the reasonable cost of transfer (including, without limitation, costs related to image conversions), and USBGFS may retain such copies of such records in such form as may be required to comply with any applicable law, rule, regulation, or order of any governmental, regulatory, or judicial authority of competent jurisdiction. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges and agrees that if the Company elects to use an FTP or other electronic transmission method to communicate trade instructions to USBGFS, the Company shall be responsible for maintaining the Company’s records as they relate to the Company’s review and approval of individuals authorized to place trading instructions as described in Rule 31a-1(b)(10) promulgated under the 1940 Act.

13.	Compliance with Laws.

a.	The Company has and retains primary responsibility for all compliance matters relating to the Company, including but not limited to compliance with the Securities Act of 1933, as amended (the “Securities Act”); the Exchange Act; the 1940 Act; the Investment Advisers Act of 1940, as amended; the IRC; the Sarbanes-Oxley Act of 2002, as amended (the “SOX Act”); the USA PATRIOT Act of 2001; and the policies and limitations of the Company relating to its portfolio investments as set forth in its registration statement. USBGFS’ services hereunder shall not relieve the Company of its responsibilities for assuring such compliance or the Board’s oversight responsibility with respect thereto.

b.	The Company shall immediately notify USBGFS if the investment strategy of the Company materially changes or deviates from the investment strategy disclosed in the current registration statement, or if it becomes subject to any new law, rule, regulation, or order of a governmental or judicial authority of competent jurisdiction that materially impacts the operations of the Company or the services provided under this Agreement.

c.	If, and only to the extent that, the General Data Protection Regulation (EU) 2016/679, as amended (“GDPR”), or the Cayman Islands Data Protection Law, 2017, as amended (“DPL”), are applicable to USBGFS and the Company, the following provisions shall apply:

i.	The parties agree USBGFS is a “Data Processor” under GDPR and DPL, as applicable, in the performance of its services under this the Agreement. Notwithstanding the foregoing, the parties agree USBGFS is a “Data Controller” under GDPR and DPL, as applicable, solely for the purpose of fulfilling its own pre-contractual AML/KYC new fund client onboarding obligations. In either case, the Company shall ensure that all necessary and appropriate consents, disclosures and notices, including data subject consents, are in place to enable the processing of “Personal Data” (as defined by GDPR and DPL) by USBGFS, the transfer of Personal Data to USBGFS, and the transfer of Personal Data by USBGFS to third countries or regulatory organizations.

ii.	The parties further agree the Company is a “Data Controller” under GDPR and DPL, as applicable. The Company, either alone or jointly with others, determines or controls the content, use, purpose and means of processing the Personal Data.

iii.	USBGFS shall process the Personal Data: (i) in accordance with instructions of the Company pursuant to this Agreement and any authorized persons list executed pursuant thereto, for the purpose of discharging USBGFS’ obligations under the Agreement; and (ii) when required by law or regulation, or required or requested by any court or regulator (each, a “Processing Order”) to which USBGFS is subject. In the event USBGFS receives a request to process Personal Data pursuant to any Processing Order, it shall, to the extent legally permissible and reasonably practicable under the circumstances, notify the Company prior to processing.

iv.	The Company is solely responsible for developing and implementing its internal policies and procedures with respect to GDPR and DPL.

v.	USBGFS shall:

1.	ensure that persons handling Personal Data on its behalf are subject to confidentiality obligations similar to those contained in this Agreement;

2.	implement appropriate technical and organizational measures to protect Personal Data including against unauthorized or unlawful processing and against accidental loss, damage or destruction;

3.	only appoint sub-processors with the prior written consent of the Company (standing instructions or general written authorization are sufficient), and only if the sub-processors provide sufficient guarantees in writing to USBGFS that they have implemented appropriate technical and organizational measures in such a manner that processing will comply with GDPR and DPL, as applicable;[1]

4.	beyond the initial appointment, inform the Company of any intended material changes concerning the addition or replacement of sub-processors, thereby giving the Company the opportunity to object;

5.	taking into account the nature of the processing, reasonably assist the Company by appropriate technical and organizational measures, insofar as possible, to enable the Company to comply with its obligation to respond to requests for exercising a data subject’s rights under GDPR or DPL;

6.	provide reasonable assistance to the Company in ensuring their compliance with obligations regarding Personal Data breaches, data protection impact assessments and prior consultation subject to the nature of the processing and the information reasonably available to USBGFS, and inform the Company of Personal Data breaches without undue delay;

[1]	For the avoidance of doubt, USBGFS’ affiliates and third party software providers will be used as sub-processors under this Agreement, and the Company hereby authorizes such use.

7.	at the written direction of the Company, delete or return all Personal Data to the Company after the end of the provision of services under the Agreement relating to processing, and delete existing copies of Personal Data unless applicable law or internal data retention or backup procedures require the storage of such Personal Data; and

8.	make available to the Company all information reasonably necessary to demonstrate compliance with GDPR or DPL, as applicable, and allow for and reasonably cooperate with audits, including inspections, conducted by the Company or its auditor; and immediately inform the Company if, in its opinion, the Company’s instructions regarding this subsection infringes on GDPR or DPL.

vi.	Each party shall comply with any other applicable law or regulation which implements GDPR and DPL in relation to the Personal Data. Nothing in the Agreement shall be construed as preventing either party from taking such other steps as are necessary to comply with GDPR, DPL or any other applicable data protection laws.

14.	Term of Agreement; Amendment.

a.	This Agreement shall become effective as of the last date written on the signature page and will continue in effect for a period of one (1) year. Following the initial term, this Agreement shall automatically renew for successive one (1) year terms unless either party provides written notice at least ninety (90) days prior to the end of the then current term that it will not be renewing the Agreement.

b.	Subject to Section 15, this Agreement may be terminated by either party (in whole) upon giving ninety (90) days’ prior written notice to the other party or such shorter notice period as is mutually agreed upon by the parties.

c.	USBGFS may terminate this Agreement immediately (in whole) if the continued service of the Company would cause USBGFS or any of its affiliates to be in violation of any applicable law, rule, regulation, or order of any governmental, regulatory or judicial authority of competent jurisdiction, or if the Company (or any affiliate thereof) commits any act, or becomes involved in any situation or occurrence, tending to bring itself into public disrepute, contempt, scandal, or ridicule, or such that the continued association with the Company would reflect unfavorably upon USBGFS’ reputation, provided that in such event USBGFS shall (i) provide reasonable prior written notice to the Company of its intent to terminate the Agreement pursuant to this Section 14(c), and (ii) to the extent it is legally permitted and able to do so, provide reasonable assistance to transition the Company to a successor service provider.

d.	This Agreement shall automatically terminate if the Company fails to maintain an effective registration statement under the 1940 Act and, if applicable, the Securities Act, or appropriate state securities law filings as necessary to enable the Company to make a continuous private offering of its shares.

e.	This Agreement may be terminated by the non-breaching party upon the breach of the other party of any material term of this Agreement if such breach is not cured within fifteen (15) days of notice of such breach to the breaching party.

f.	This Agreement may not be amended or modified in any manner except by written agreement executed by USBGFS and the Company and authorized or approved by the Board.

15.	Early Termination.

In the absence of a breach of a material term of this Agreement, should the Company elect to terminate this Agreement (in whole) prior to the end of the initial term, the Company agrees to pay the following fees subject to the termination:

a.	all reasonable fees incurred with converting services to successor service providers; and

b.	all reasonable fees incurred with any record retention and/or tax reporting obligations that may not be eliminated due to the conversion to a successor service provider.

16.	Duties in the Event of Termination.

In the event that, in connection with termination, a successor to any of USBGFS’ duties or responsibilities hereunder is designated by the Company by written notice to USBGFS, USBGFS will promptly, upon such termination and at the expense of the Company, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by USBGFS under this Agreement in a form reasonably acceptable to the Company (if such form differs from the form in which USBGFS has maintained the same, the Company shall pay any expenses actually incurred and documented associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from USBGFS’ personnel in the establishment of books, records, and other data by such successor. If no such successor is designated, then such books, records and other data shall be returned to the Company. The Company shall also pay any fees actually incurred and documented associated with record retention and/or tax reporting obligations that USBGFS is obligated under applicable law, regulation, or rule to continue following the termination. USBGFS is authorized to destroy such books, records, and other data following termination in accordance with its record retention policy and applicable regulatory requirements if the Company or its designee do not take possession of such records.

17.	Assignment.

This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Company without the written consent of USBGFS, or by USBGFS without the written consent of the Company accompanied by the authorization or approval of the Board.

18.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

19.	No Agency Relationship.

a.	Nothing herein contained shall be deemed to authorize or empower either party to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

b.	The Company acknowledges that the Board and officers of the Company are responsible for management of the Company and that USBGFS has no duties or obligations to manage or control the Company. Any duties and obligations of USBGFS are strictly limited to those set forth herein.

c.	The Company acknowledges and agrees that if any employee of USBGFS or any of its affiliates serves as a director of the Company, such person is serving in their own individual capacity at the pleasure of the shareholders of the Company and not as a representative of USBGFS or any of its affiliates.

d.	The Company acknowledges and agrees that if any employee of USBGFS or any of its affiliates serves as an officer of the Company, or in any other similar capacity, such person is engaged in such position at the direction of, and subject to the supervision and oversight of, and removal by, the Board of the Company, and when such person is acting in such capacity they are doing so on behalf of the Company and not as a representative of USBGFS or any of its affiliates.

20.	Services Not Exclusive.

Nothing in this Agreement shall limit or restrict USBGFS from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

21.	Invalidity.

Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

22.	Regulatory Services.

Nothing in this Agreement shall be deemed to appoint USBGFS or any of its officers, directors or employees as the Company’s attorneys, form attorney-client relationships or require the provision of legal advice. No work performed by employees of USBGFS or its affiliates (whether relating to assisting in the preparation or filing of regulatory materials, compliance with applicable laws, rules, or regulations, or otherwise) shall constitute legal advice. The Company acknowledges that employees of USBGFS and its affiliates who are attorneys do not represent the Company and rely on outside counsel retained by the Company to review all services provided by USBGFS and to provide independent judgment on the Company’s behalf. The Company acknowledges that because no attorney-client relationship exists between the Company and USBGFS (or any employee of USBGFS or its affiliates), any information provided may not be privileged and may be subject to compulsory disclosure.

23.	Notices.

Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, overnight delivery service (such as FedEx or UPS), via email, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, to the other party’s address set forth below:

Notice to USBGFS shall be sent to:

U.S. Bank Global Fund Services

777 E. Wisconsin Ave.

Milwaukee, WI 53202

Attn: GFS Contracts

Email: GFSContracts@usbank.com

and notice to the Company shall be sent both physically and electronically to:

Remora Capital Corporation

3200 West End Ave., Suite #500

Nashville, TN 37203

Email: daniel@remoracap.com

24.	No Third-Party Rights.

Nothing expressed or referred to in this Agreement will be construed to give any third party (including, without limitation, shareholders of the Company) any legal or equitable right, remedy or claim under or with respect to this Agreement, other than the limited third-party rights of the Data Providers as expressly set forth herein.

25.	Multiple Originals; Electronic Signatures.

a.	This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

b.	This Agreement may be executed by means of electronic signatures, and a signed copy of this Agreement transmitted by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement for all purposes.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer effective as of the last date written below.

Remora Capital Corporation	U.S. Bancorp Fund Services, LLC

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Remora Capital Management, LLC

By:
Name:
Title:
Date:

EXHIBIT A

Services

CORE SERVICE LINES

I.	Sub-Administration Services

A.	General Company Sub-Administration

1.	Act as a liaison among Company Service providers

2.	Supply non-investment-related statistical and research data as requested

3.	Digital Board Services as described in Exhibit D

4.	Coordinate the Company’s Board communications, such as:

a.	[RESERVED – Not applicable to BDC services]

b.	Assist in providing financial statement-related data (and if the U.S. Bank tax team is engaged, then the U.S. Bank Reporting Team will work to provide reporting).

c.	Assisting with the SEC filing of the Company’s fidelity bond.

d.	[RESERVED – Not applicable to BDC services]

e.	Calculate dividends for review and approval by the Board and prepare and distribute to appropriate parties notices announcing declaration of dividends and other distributions to shareholders.

f.	Attend Board meetings (including Audit Committee meetings) and answer the Board’s questions related to Sub-Administration deliverables at such meetings.

g.	Post Board materials to the Board’s web portal (Diligent).

5.	Audits/Examinations:

a.	For the annual Company audit, prepare appropriate schedules and materials. Provide requested information to the independent registered public accounting firm of the Company (the “IRPAF”) and facilitate the audit process.

b.	For SEC or other regulatory examinations, provide requested information to the Company to assist the examination process.

6.	Pay Company expenses upon written authorization from the Company.

B.	Compliance Support:

1.	Regulatory Compliance Support

a.	Test compliance with portfolio holdings limitations under applicable 1940 Act requirements on a quarterly basis.

b.	Test on a quarterly basis the Company’s compliance, on a post-trade basis, with the policies and investment limitations as set forth in its private placement memorandum (the “PPM”) and registration statement on Form 10 (the “Registration Statement”). Provide the results of such testing to the Company.

c.	Provide any sub-certifications reasonably requested by the Company in connection with (i) any certification required of the Company pursuant to the SOX Act or any rules or regulations promulgated by the SEC thereunder, and (ii) the operation of USBGFS’ compliance program as it relates to the Company, provided the same shall not be deemed to change USBGFS’ standard of care as set forth herein or to broaden any duties or obligations of USBGFS set forth here.

d.	In order to assist the Company in satisfying the requirements of Rule 38a-1 under the 1940 Act, USBGFS will provide the Company’s Chief Compliance Officer with reasonable access to USBGFS’ fund records relating to the services provided by it under this Agreement, and will provide quarterly compliance reports and related certifications regarding any Material Compliance Matter (as defined in Rule 38a-1) involving USBGFS that affect or could affect the Company.

2.	Private Offering and Blue Sky Compliance Support:

a.	File with the SEC prepared Form D filings, and arrange filings with appropriate state securities authorities (e.g., Form D and “blue sky” filings) relating to the qualifications of the securities of the Company so as to enable the Company to make a continuous offering of its shares in all states and applicable U.S. Territories.

b.	Monitor status and maintain registrations, if required, in each state and applicable U.S. territories.

3.	Reporting Support:

a.	Assist Company counsel with respect to filings of any registration statements.

b.	Assist Company counsel in the preparation and filing of periodic reports and other filings under the Exchange Act as necessary (e.g., Form 10-K, Form 10-Q).

c.	Coordinate the printing, filing and mailing of prospectuses and shareholder reports, and amendments and supplements thereto.

d.	File the fidelity bond under Rule 17g-1 of the 1940 Act.

e.	Assist Company counsel in preparation of proxy statements, repurchase offers, tender offers and information statements, as requested by the Company.

f.	While USBGFS shall assist in the preparation and filing of the materials noted above, the Company acknowledges and agrees that USBGFS is not ultimately responsible for the content of such materials and shall not be held to be the maker of statements or opinions in any such materials unless USBGFS expressly agrees in a writing to be filed with such materials.

4.	IRS Compliance Support:

a.	Test on a quarterly basis the Company’s status as a regulated investment company under Subchapter M of the IRC, including review of the following:

i.	Diversification requirements.

ii.	Qualifying income requirements.

iii.	Distribution requirements.

b.	Calculate required annual excise distribution amounts for the review and approval of Company management and/or its IRPAF.

C.	Financial Reporting

1.	Provide financial data required by any registration statement.

2.	Prepare financial reports for officers, shareholders, tax authorities, performance reporting companies, the Board, the SEC, and the IRPAF.

3.	Assist the Company’s custodian and fund accountants in the maintenance of the Company’s general ledger and in the preparation of the Company’s financial statements.

4.	Compute the yield, total return, expense ratio and portfolio turnover rate of the Company.

5.	Monitor expense accruals and make adjustments as necessary; notify the Company’s management of adjustments expected to materially affect the Company’s expense ratio.

6.	Prepare financial statements subject to review and approval from the Company and the IRPAF, which include the following items:

a.	Schedule of Investments

b.	Statement of Assets and Liabilities

c.	Statement of Operations

d.	Statement of Changes in Net Assets

e.	Statement of Cash Flows (if applicable)

f.	Financial Highlights

D.	Tax Reporting

1.	Prepare for the review of the IRPAF and/or Company management the federal and state tax returns, including Form 1120 RIC and applicable state returns including any necessary schedules. USBGFS will prepare annual Company federal and state income tax return filings as authorized by and based on the instructions received by Company management and/or its IRPAF. File on a timely basis appropriate federal and state tax returns including Forms 1120/8613, with any necessary schedules.

2.	Provide the Company’s management and IRPAF with tax reporting information pertaining to the Company and available to USBGFS as required in a timely manner.

3.	Prepare Company financial statement tax footnote disclosures for the review and approval of Company management and/or the IRPAF.

4.	Prepare and file on behalf of Company management Form 1099 MISC for payments to disinterested directors and other qualifying service providers.

5.	Monitor wash sale losses.

6.	Calculate Qualified Dividend Income (“QDI”) for qualifying Company shareholders.

E.	If the Company so elects, USBGFS shall provide additional services that are further described in the fee schedule on Exhibit B.

II.	Accounting Services

A.	Portfolio Accounting Services:

1.	Maintain the security master file for the Company.

2.	Maintain portfolio records using security trade information communicated from the Company’s investment adviser.

3.	Track and properly reflect corporate actions (e.g., stock splits, dividends, mergers, rights issuances, spin-offs, etc.) impacting the securities positions held by the Company.

4.	As of the close of business on each period end the Company values its portfolio positions (each, a “Valuation Date”), obtain prices from a pricing source approved by the Board or its valuation designee and apply those prices to the Company’s portfolio positions (also hereinafter referred to as “securities”). For those securities where market quotations are not readily available, the Board or its valuation designee shall determine fair value. USBGFS shall be entitled to rely on such prices and/or fair valuations without investigation or verification.

5.	Identify interest and dividend accrual balances as of each Valuation Date and calculate gross earnings on investments for each accounting period.

6.	Determine gain/loss on security sales and identify them as short-term or long-term; account for periodic distributions of gains or losses to shareholders and maintain undistributed gain or loss balances as of each Valuation Date.

7.	On a periodic basis, reconcile cash of the Company with the Company’s custodian and/or prime brokerage account(s).

B.	Expense Accrual and Payment Services

1.	For each Valuation Date, monitor the expense accrual amounts as directed by the Company as to methodology, rate or dollar amount.

2.	Process and record payments for Company expenses.

3.	Account for Company expenditures and maintain expense accrual balances at the level of accounting detail, as agreed upon by USBGFS and the Company, including fees and expenses payable to the Company’s (i) investment adviser pursuant to any agreement between the Company and the investment adviser, including management fees and incentive fees thereunder, and (ii) Administrator pursuant to any agreement between the Company and the Administrator.

4.	Provide expense accrual and payment reporting.

C.	NAV Calculation and Financial Reporting Services

1.	Account for Company share purchases, sales, exchanges, transfers, dividend reinvestments, and other Company share activity as reported by the Company’s transfer agent on a timely basis.

2.	Apply equalization accounting as directed by the Company.

3.	Determine net investment income (earnings) for the Company as of each Valuation Date. Account for periodic distributions of earnings to shareholders and maintain undistributed net investment income balances as of each Valuation Date.

4.	Determine the NAV of the Company according to the accounting policies and procedures set forth in the Company’s current Registration Statement.

5.	Calculate per share NAV, per share net earnings, and other per share amounts reflective of Company operations at such time as required by the nature and characteristics of the Company.

6.	Communicate to the Company, at an agreed upon time, the per share NAV for each Valuation Date.

7.	Prepare monthly reconciliations of sub-ledger reports to month-end ledger balances.

8.	Prepare monthly security transactions listings for each Company.

D.	Tax Accounting Services

1.	Maintain accounting records for the investment portfolio of the Company.

2.	Maintain tax lot detail for the Company’s investment portfolio.

3.	Calculate taxable gain/loss on security sales using the tax lot relief method designated by the Company.

4.	Provide the necessary financial information to calculate the taxable components of income and capital gains distributions to support tax reporting to the Company’s shareholders.

E.	Audit Support Services

1.	Support reporting to regulatory bodies and financial statement preparation by making the Company’s accounting records available to the Company, the SEC, and the IRPAF, in each case as requested by the Company.

2.	Perform its duties hereunder in compliance with all applicable laws and regulations and provide any sub-certifications reasonably requested by the Company in connection with any certification required of the Company pursuant to the SOX Act or any rules or regulations promulgated by the SEC thereunder, provided the same shall not be deemed to change USBGFS’ standard of care as set forth herein.

3.	Cooperate with the IRPAF and take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such IRPAF for the expression of their opinion on the Company’s financial statements, without any qualification as to the scope of their examination.

F.	If the Company so elects, USBGFS shall provide the Rule 2a-5 supplemental services described on, and subject to the terms and conditions of, Exhibit E.

G.	If the Company so elects, USBGFS shall provide the Rule 18f-4 supplemental services described on, and subject to the terms and conditions of, Exhibit F.

III.	Transfer Agency and Investor Support Services

A.	Receive and process all orders for the purchase and/or repurchase of shares in accordance with applicable rules and law, including the 1940 Act, the Exchange Act, the Securities Act, and the AML Rules.

B.	Process purchase and redemption orders with prompt delivery, where appropriate, of payment and supporting documentation to the shareholder based on the shareholder’s or the Company’s custodian instructions, and record the appropriate number of shares being held in the appropriate shareholder account.

C.	Pay proceeds upon receipt from the Company’s custodian, where relevant, in accordance with the instructions of shareholders.

D.	Process transfers of shares in accordance with the shareholder’s instructions, after receipt of appropriate documentation from the shareholder as specified in the Registration Statement.

E.	Prepare and transmit payments for income dividends and distributions declared by the Company, after deducting any amount required to be withheld by any applicable laws, rules and regulations and in accordance with shareholder instructions.

F.	Serve as the Company’s agent in connection with systematic plans including, but not limited to, systematic investment plans, systematic withdrawal plans, and systematic exchange plans.

G.	Make changes to shareholder records, including, but not limited to, address changes in plans (e.g., systematic investment and withdrawal, automatic investment and dividend reinvestment).

H.	Handle load processing.

I.	Record the issuance of shares of the Company and maintain, pursuant to Rule 17Ad-10(e) promulgated under the Exchange Act, a record of the total number of shares of the Company which are authorized, issued and outstanding.

J.	Prepare ad hoc reports as necessary at prevailing rates.

K.	Mail shareholder reports, prospectuses, and tender offer documents of the Company, including with respect to tenders of the Company’s common stock and preferred stock filed and issued by the Company, to all current shareholders.

L.	Prepare and file U.S. Treasury Department Forms 1099 and other appropriate information returns required with respect to dividends and distributions for all shareholders.

M.	Provide shareholder account information upon shareholder or Company requests and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the Company.

N.	Mail and/or obtain shareholders’ certifications under penalties of perjury and pay on a timely basis to the appropriate federal or state authorities any taxes to be withheld on dividends and distributions paid by the Company, all as required by applicable federal and state tax laws and regulations.

O.	Provide the total number of shares of the Company sold in each state to enable the Company or its agent to monitor such sales for blue sky law purposes; provided that the Company, not USBGFS, is responsible for ensuring that shares are not sold in violation of any requirement under the securities laws or regulations of any state.

P.	Answer correspondence from Company shareholders, securities brokers and others relating to USBGFS’ duties hereunder within required time periods established by applicable regulation.

Q.	Reimburse the Company each month for all material losses resulting from “as of” processing errors for which USBGFS is responsible in accordance with USBGFS’ “as of” processing guidelines.

R.	Provide service and support to financial intermediaries including trade placements, settlements and corrections.

S.	After receiving specific written authorization from an officer of the Company, enter into an agreement on behalf of the Company that appoints one or more designated financial intermediaries as agents of the Company for the limited purpose of accepting orders for the purchase, exchange, and/or redemption of shares of the Company in accordance with the Registration Statement, any prospectus filed by the Company and Rule 22c-1 under the 1940 Act, as applicable.

ADDITIONAL AND SUPPLEMENTAL SERVICES

Any additional or supplemental services not listed above may be provided from time to time upon mutual agreement of the parties, subject in all cases to the terms and conditions of this Agreement. Any such additional or supplemental services shall be provided at the fees specified on Exhibit B or at USBGFS’ then-current standard rates for such services if not specified.

EXHIBIT B

Fees

[    ]

EXHIBIT C

Required Provisions of Data Service Providers

•	The Company shall use the Data solely for internal purposes and will not redistribute the Data in any form or manner to any third party, except as may otherwise be expressly agreed to by the Data Provider.

•	The Company will not use or permit anyone else to use the Data in connection with creating, managing, advising, writing, trading, marketing or promoting any securities or financial instruments or products, including, but not limited to, funds, synthetic or derivative securities (e.g., options, warrants, swaps, and futures), whether listed on an exchange or traded over the counter or on a private-placement basis or otherwise or to create any indices (custom or otherwise).

•	The Company agrees that it shall (a) comply with all laws, rules and regulations applicable to accessing and using the Data, (b) not use the Data for any purpose independent of those for which it is provided by the Data Provider, and (c) exculpate the Data Provider, its affiliates and their respective suppliers from any liability or responsibility of any kind relating to the Company’s receipt or use of the Data (including expressly disclaiming all warranties).

•	The Company will treat the Data as proprietary to the Data Provider. Further, the Company shall acknowledge that the Data Provider is the sole and exclusive owner of the Data and all trade secrets, copyrights, trademarks and other intellectual property rights in or to the Data.

•	The Company will not (i) copy any component of the Data, (ii) alter, modify or adapt any component of the Data, including, but not limited to, translating, decompiling, disassembling, reverse engineering or creating derivative works, or (iii) make any component of the Data available to any other person or organization (including, without limitation, the Company’s present and future parents, subsidiaries or affiliates) directly or indirectly, for any of the foregoing or for any other use, including, without limitation, by loan, rental, service bureau, external time sharing or similar arrangement.

•	The Company shall reproduce on all permitted copies of the Data all copyright, proprietary rights and restrictive legends appearing on the Data.

•	The Company shall assume the entire risk of using the Data and shall agree to hold the Data Providers harmless from any claims that may arise in connection with any use of the Data by the Company.

•	The Company acknowledges that the Data Providers may, in their sole and absolute discretion and at any time, terminate USBGFS’ right to receive and/or use the Data.

•	The Company acknowledges and agrees that the Data Providers are third party beneficiaries of the agreements between the Company and USBGFS with respect to the provision of the Data, entitled to enforce all provisions of such agreements relating to the Data.

•	THE DATA IS PROVIDED TO THE COMPANY ON AN “AS IS” BASIS. USBGFS, ITS INFORMATION PROVIDERS, AND ANY OTHER THIRD PARTY INVOLVED IN OR RELATED TO THE MAKING OR COMPILING OF THE DATA MAKE NO REPRESENTATION OR WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE DATA (OR THE RESULTS TO BE OBTAINED BY THE USE THEREOF). USBGFS, ITS INFORMATION PROVIDERS AND ANY OTHER THIRD PARTY INVOLVED IN OR RELATED TO THE MAKING OR COMPILING OF THE DATA EXPRESSLY DISCLAIM ANY AND ALL IMPLIED WARRANTIES OF ORIGINALITY, ACCURACY, COMPLETENESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

•	THE COMPANY ASSUMES THE ENTIRE RISK OF ANY USE THE COMPANY MAY MAKE OF THE DATA. IN NO EVENT SHALL USBGFS, ITS INFORMATION PROVIDERS OR ANY THIRD PARTY INVOLVED IN OR RELATED TO THE MAKING OR COMPILING OF THE DATA BE LIABLE TO THE COMPANY, OR ANY OTHER THIRD PARTY, FOR ANY DIRECT OR INDIRECT DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY LOST PROFITS, LOST SAVINGS OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE INABILITY OF THE COMPANY TO USE THE DATA, REGARDLESS OF THE FORM OF ACTION, EVEN IF USBGFS, ANY OF ITS INFORMATION PROVIDERS, OR ANY OTHER THIRD PARTY INVOLVED IN OR RELATED TO THE MAKING OR COMPILING OF THE DATA HAS BEEN ADVISED OF OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF SUCH DAMAGES.

EXHIBIT D

Digital Board Services

1.	Services. USBGFS shall provide the following supplemental digital board services to the Company (the “Digital Board Services”) as described below:

a.	Comprehensive Digital Services

i.	Full access to the premium version of Diligent’s board portal, including compilation and distribution of all board materials by USBGFS.

2.	Third-Party Vendors.

a.	The Comprehensive Digital Services are reliant upon services provided by Diligent as a third-party vendor to USBGFS, and if USBGFS shall cease to have access to the Diligent services for any reason, the obligations of the parties hereto with respect to the Comprehensive Digital Services shall immediately terminate further liability.

b.	The Company agrees that it shall, and it shall cause its Board participants and other users to, comply with any terms of use established by Diligent, applicable to the use of the services and the access to any Diligent portals or electronic sites.

c.	The Company agrees that USBGFS shall not be responsible or liable for any actions or inactions of Diligent or any other third-party vendor, for any lack of access to any Diligent portal or other electronic site, or for any errors, data loss, or other cyber-security event by Diligent, at or through a Diligent maintained electronic site, or at any other third-party vendor. The Company acknowledges that Diligent is not responsible for maintaining records of the Company.

d.	USBGFS MAKES NO WARRANTY OR REPRESENTATIONS, EXPRESSED OR IMPLIED, WITH RESPECT TO THE ACCURACY, COMPLETENESS, OR SUFFICIENCY OF ANY DATA OR OTHER INFORMATION PROVIDED THROUGH THE DILIGENT PORTALS, ANY DILIGENT ELECTRONIC SITE, OR OTHERWISE THROUGH THE COMPREHENSIVE DIGITAL SERVICES OR THE LIGHT DIGITAL OFFERING.

EXHIBIT E

Rule 2a-5 Supplemental Services

1.	If the Company elects to receive the Rule 2a-5 Supplemental Services, USBGFS shall provide the following services to the Company (the “Rule 2a-5 Supplemental Services”):

A.	Price Comparison Report

i.	The Price Comparison Report is a monthly report showing prices from an alternative source chosen by USBGFS for certain instruments held by the Company.

B.	Back-testing and Calibration Report

i.	The Back-testing and Calibration Report shows (a) the actual buy price for certain instruments held by the Company compared to the next price used for such instrument in the Company’s NAV and (b) the actual sale price of certain instruments held by the Company compared to the prior price used for such instrument in the Company’s NAV.

C.	Adviser Valuation Oversight Report

i.	The Adviser Valuation Oversight Report is a graphic overview of the Company’s assets, the pricing sources used by the Company, the types of prices used, and the preliminary fair value leveling utilized for periodic reports filed by the Company under the Exchange Act.

2.	The Company shall pay USBGFS fees for the Rule 2a-5 Supplemental Services for receiving such services based upon the number of level 2 instruments (as defined by ASC Topic 820) held as a percentage of the Company’s total positions in accordance with the following table:

Percentage of individual level 2 instruments held by the Company	Monthly Fee for Such Company [2]
5% or less	$100
More than 5% but less than 25%	$200
25% or more	$300

3.	The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to USBGFS’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental Services may, in USBGFS’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.

4.	The alternative pricing information provided in the Rule 2a-5 Supplemental Services is intended for comparison purposes only. THE COMPANY IS RESPONSIBLE FOR SELECTING THE PRICING SOURCES USED FOR EACH INSTRUMENT HELD BY THE COMPANY FOR CALCULATING THE COMPANY’S NAV, FOR DETERMINING THE APPROPRIATE PRICING METHODOLOGIES USED BY THE COMPANY, AND FOR DETERMINING THAT THE PRICES USED FOR EACH INSTRUMENT ARE APPROPRIATE. USBGFS shall not have any obligation to verify the accuracy or appropriateness of any prices, evaluations, market quotations, or other data or pricing related inputs received from the Company, any of its affiliates, or any third-party source. Notwithstanding anything else in this Addendum or the Agreement to the contrary, USBGFS and its affiliates shall not be responsible or liable for any mistakes, errors, or mispricing, or any losses related thereto, resulting from any inaccurate, inappropriate, or fraudulent prices, evaluations, market quotations, or other data or pricing related inputs received from the Company, any of its affiliates, or any third-party source.

5.	USBGFS shall only include pricing comparison information in the Rule 2a-5 Supplemental Services from third-party sources. USBGFS shall not be responsible for (i) providing any discretionary or subjective valuation of any instrument, (ii) providing any pricing information not available from a third-party source, (iii) providing any recommendation or opinion on whether a primary price or a comparison price is appropriate, or (iv) determining the appropriate pricing source for any instrument.

6.	The Company acknowledges that it is responsible for determining the suitability and applicability of the information obtained through the Rule 2a-5 Supplemental Services. USBGFS MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESSED OR IMPLIED, WITH RESPECT TO THE SUITABILITY AND ACCURACY OF INFORMATION PROVIDED IN THE RULE 2a-5 SUPPLEMENTAL SERVICES.

[2]	NOTE: The Rule 2a-5 Supplemental Services and the associated fees are dependent on comparison prices from USBGFS’ chosen comparison third-party pricing source. The Company may choose to perform comparison pricing with a different comparison pricing vendor under an alternative service with different associated costs.

EXHIBIT F

SEC Derivatives Rule 18f-4 Supplemental Services

1.	USBGFS has entered into agreements with Confluence Technologies (“Confluence”) to provide data (the “Confluence Data”) and access for the Company to Confluence’s web platform (“Platform”) for use in or in connection with the compliance and reporting requirements under Rule 18f-4 under the 1940 Act (the “Rule” and the services to be provided in this exhibit for compliance with the Rule, “Rule 18f-4 Supplemental Services”).

2.	If the Company elects to receive the Rule 18f-4 Supplemental Services, the Company shall pay the following additional fees associated with complying with the requirements of the Rule, including access to the third-party web platform, commencing on the date the Company begins accessing the third-party web platform:

Offering	Price per Company per Month*
Limited Derivatives User	$200
Full Derivatives User (no OTC derivatives)	$300
Full Derivative User (with 1-5 OTC derivatives)	$400
Full Derivative User (with 5 or more OTC derivatives)	$500
Closed Fund Data Maintenance Fee	$50

*Additional fees may apply from index providers

3.	In connection with the provision of the Confluence Data and access to the Platform, Confluence requires certain provisions to be included in the Agreement. Accordingly, the Company agrees that it shall (a) comply with all laws, rules and regulations applicable to accessing and using the Confluence Data and Platform, (b) not use the Confluence Data for any purpose independent of complying with the requirements of the Rule, (c) exculpate Confluence, its affiliates and their respective suppliers from any liability or responsibility of any kind relating to the Company’s receipt or use of the Confluence Data (including expressly disclaiming all warranties). The Company further agrees that Confluence shall be a third-party beneficiary of the Agreement solely with respect to the foregoing provisions (a) – (c).

4.	The Company acknowledges that it is responsible for determining the suitability and accuracy of the information obtained through its access to the Platform. USBGFS MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESSED OR IMPLIED, WITH RESPECT TO THE SUITABILITY AND ACCURACY OF COMPANY DATA, SYSTEMS, INDUSTRY INFORMATION AND PROCESSES ACCESSED THROUGH THE PLATFORM.

5.	In the event of termination of the Rule 18f-4 Supplemental Services, the Company shall immediately end its access to the Platform and return all codes, system access mechanisms, programs, manuals and other written information to USBGFS, and shall, to the extent reasonably technically practicable and permitted by applicable law, destroy or erase all such information on any storage medium, unless such access continues to be permitted pursuant to a separate agreement.

6.	The Company assumes exclusive responsibility for the consequences of any instructions it may give to USBGFS, for failure to properly access the Platform in the manner prescribed by USBGFS, and for the Company’s failure to supply accurate and complete information to USBGFS.

7.	The Company must provide USBGFS with such information as is requested by USBGFS or Confluence to assist in developing the Confluence Data needed for the Company’s obligations under the Rule. The Company must provide USBGFS with such information as is necessary for USBGFS to provide the Company with access to the Platform.